UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

ACM Research, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

42307 Osgood Road, Suite I, Fremont, California 94539

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On November 7, 2017, we filed a restated certificate of incorporation with the Secretary of State of the State of Delaware following the closing of our initial public offering of Class A common stock, or IPO. The board of directors and our stockholders had previously approved the restated certificate of incorporation for filing following the closing of the IPO, and certain terms of the restated certificate of incorporation are described in the final prospectus for the IPO, as filed with the Securities and Exchange Commission on November 3, 2017 pursuant to Rule 424(b) under the Securities Act of 1933.

The restated certificate of incorporation amended our prior certificate of incorporation to, among other things:

•	authorize capital stock consisting of 50,000,000 shares of Class A Common Stock, par value $0.0001 per share, 2,409,738 shares of Class B Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share;

•	eliminate all references to previously existing series of preferred stock;

•	provide that directors may be removed from office with or without cause and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of capital stock entitled to vote in the election of directors;

•	provide that any vacancy on the board, including a vacancy resulting from an enlargement of the board, may be filled only by vote of a majority of the directors then in office;

•	eliminate the ability of stockholders to take action by written consent in lieu of a meeting and to call special meetings of stockholders; and

•	provide that the Court of Chancery in the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for all internal corporate claims, including claims in the right of our company (a) based on a violation of a duty by a current or former director or officer or stockholder in such capacity or (b) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the restated certificate of incorporation, a copy of which is attached hereto as Exhibit 3.01 and is incorporated herein by reference.

On November 7, 2017, restated bylaws previously approved by the board became effective immediately following the closing of the IPO. Certain terms of the restated bylaws are described in the final prospectus for the IPO. The restated bylaws amend our prior bylaws to, among other things:

•	eliminate the ability of stockholders to take action by written consent in lieu of a meeting;

•	establish procedures relating to the presentation of stockholder proposals at stockholder meetings;

•	establish procedures relating to the nomination of candidates for election to the board; and

•	otherwise conform to amended provisions in the restated certificate of incorporation.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the restated bylaws, a copy of which is attached hereto as Exhibit 3.02 and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 7, 2017, we completed the IPO of 2,000,000 shares of Class A common stock at a public offering price of $5.60 per share. The Class A common stock began trading on the Nasdaq Global Market on November 3, 2017 under the symbol “ACMR.” On November 14, 2017, we sold 233,000 shares of Class A common stock to the underwriters of the IPO at a price of $5.60 per share pursuant to the underwriters’ partial exercise of an over-allotment option we granted in the underwriting agreement for the IPO. Under the terms of the over-allotment option, the underwriters have the right, exercisable until December 2, 2017, to purchase up to 97,000 additional shares of Class A common stock at a price of $5.60 per share.

Following the closing of the IPO on November 7, 2017, we completed a private placement of 833,334 shares of Class A common stock to two investors at a price of $5.60 per share.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.01	Restated Certificate of Incorporation of ACM Research, Inc., as filed with the Secretary of State of the State of Delaware on November 7, 2017

3.02	Restated Bylaws of ACM Research, Inc., effective as of November 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ACM RESEARCH, INC.

Dated: November 13, 2017	By:	/s/ Min Xu
Min Xu Chief Financial Officer

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